Consent of Independent Certified Public Accountants



Alba-Waldensian, Inc.
Valdese, NC North Carolina


We hereby consent to the incorporation by reference in the Registration Statement No. 33-15833 on Form S-8 of our reports dated February 6, 1998, except for Note 5 which is as of March 26, 1998, relating to the consolidated financial statements and schedules of Alba-Waldensian, Inc. incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



Greensboro, North Carolina                                    BDO Seidman, LLP
March 30, 1998

                                                                           (S-1)

               Report of Independent Certified Public Accountants
                         on Financial Statement Schedule



Alba-Waldensian, Inc.
Valdese, North Carolina


The audits referred to in our report dated February 6, 1998, except for Note 5 which is as of March 26, 1998, relating to the consolidated financial statements of Alba-Waldensian, Inc. and subsidiaries, which is incorporated in Item 8 of the Form 10-K by reference to the annual report to shareholders for the year ended December 31, 1997, included the audits of the financial statement schedules listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedui1es based upon our audits.

In our opinion, the financial statement schedules present fairly, in all material respects, the information set forth therein.

Greensboro, North Carolina                           BDO Seidman, LLP
February 6, 1998

                                                                           (S-2)
                                                                     SCHEDULE II

                              ALBA-WALDENSIAN, INC.
                                AND SUBSIDIARIES
                             VALDESE, NORTH CAROLINA


                        VALUATION AND QUALIFYING ACCOUNTS


                                              BALANCE AT        CHARGED TO         REDUCTION           BALANCE
              DESCRIPTION/                   BEGINNING OF        COST AND              OF               AT END
            FISCAL YEAR ENDED                   PERIOD           EXPENSES          ALLOWANCE          OF PERIOD
            -----------------                   ------           --------          ---------          ---------
YEAR ENDED DECEMBER 31, 1997

Accounts Receivable - Allowance                 $275,000           102,877            117,877           $260,000
 for uncollectible accounts

Inventory - Reserve for markdowns               $722,641         1,387,734            415,082         $1,695,293


YEAR ENDED DECEMBER 31, 1996

Accounts Receivable - Allowance                 $250,000           109,868             84,868           $275,000
 for uncollectible accounts

Inventory - Reserve for markdowns               $610,504           754,106            641,969           $722,641


YEAR ENDED DECEMBER 31, 1995

Accounts Receivable - Allowance                 $180,000           145,199             75,199           $250,000
 for uncollectible accounts

Inventory - Reserve for markdowns               $385,200         1,619,013          1,393,709           $610,504